SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Invesco California Value Municipal Income Trust

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Saba Capital Master Fund, Ltd.

Boaz R. Weinstein

Ketu Desai

Paul Kazarian

Jassen Trenkow

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [●], 2024

Invesco California Value Municipal Income Trust

__________________________

PROXY STATEMENT

OF

Saba Capital Management, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This proxy statement (this “Proxy Statement”) and the enclosed GOLD proxy card are being furnished by Saba Capital Management, L.P. (“Saba Capital”), Saba Capital Master Fund, Ltd. (“Saba I”), Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital and Saba I, “Saba,” “we,” or “us”) and the Nominees (as defined below) named in the Proposal (the Nominees together with Saba, the “Participants”), in connection with the solicitation of proxies from the shareholders of Invesco California Value Municipal Income Trust, a Delaware Statutory Trust and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Fund”).

We believe that the board of trustees of the Fund (the “Board”) needs fresh ideas and perspectives to address the Fund’s trading discount; we have therefore nominated a slate of highly qualified and independent Nominees for election to the Board, whose election will send a strong message that the Fund’s shareholders are not satisfied with the Fund’s management and their inability to address the Fund’s significant discount to net asset value.

We are convinced that NOW is the time to take action to close the Fund’s discount and we urge shareholders to elect the Nominees, who we believe, if elected, would serve the best interests of all shareholders.

We are therefore seeking your support at the upcoming 2024 annual meeting of shareholders, including any adjournments or postponements thereof and any special meeting which may be called in lieu thereof (the “Annual Meeting”), that is scheduled to be held at [•] on [•], [•] [•], 2024, at [•] [a.m/p.m.], [•] Time.

This Proxy Statement and the enclosed GOLD proxy card are first being furnished to the Fund’s shareholders on or about [•], 2024.

Saba is seeking your support at the Annual Meeting with respect to the following proposal (the “Proposal”) and to consider and act upon any other business that may properly come before the Annual Meeting.

Proposal		Our Recommendation
1.	To elect Saba’s slate of three nominees - Ketu Desai, Paul Kazarian and Jassen Trenkow (each, a “Nominee” and collectively, the “Nominees”) - to serve as Class III trustees to be voted on by the holders of Common Shares (as defined below) and the Preferred Shares (as defined below), voting together as a single class, and hold office until the Fund’s 2027 annual meeting of shareholders, or until their respective successors are duly elected and qualified as permitted by law.	FOR ALL of the Nominees

To transact such other business as may properly come before the Annual Meeting.

Based on the Fund’s proxy statement for the 2023 annual meeting (the “Fund’s 2023 Proxy Statement”), three trustees will be up for election at the Annual Meeting, each for a three-year term expiring at the Fund’s 2027 annual meeting of shareholders.

Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies in support of the election of the Nominees to serve as Class III trustees of the Fund.

The Fund has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as [•], 2024. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Securities Exchange Act of 1934 (the “Exchange Act”)), in the aggregate, [•] common shares of the Fund, no par value per share (the “Common Shares”), including [•] Common Shares held in record name. There were [•] Common Shares and [•] preferred shares of the Fund (the “Preferred Shares” and together with the Common Shares, the “Shares”) outstanding as of the Record Date according to the Fund’s proxy statement for the Annual Meeting.

We urge you to sign, date and return the GOLD proxy card “FOR ALL” of the Nominees in the Proposal. By returning the GOLD proxy card, you are authorizing Saba to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “FOR ALL” of the Nominees in the Proposal.

The election of trustees requires the affirmative vote of a majority of the outstanding Shares present in person or by proxy and entitled to vote at an annual meeting of shareholders of the Fund at which a quorum is present.

Saba intends to deliver this Proxy Statement and the accompanying Form of GOLD Proxy Card to holders of at least the percentage of the Fund’s voting shares required under applicable law to elect the Nominees at the Annual Meeting and otherwise intends to solicit proxies or votes from shareholders of the Fund in support of the nominations of the Nominees. This proxy solicitation is being made by Saba and not on behalf of the Board or management of the Fund or any other third party. We are not aware of any other matters to be brought before the Annual Meeting other than as described herein. Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion to the extent allowed by Rule 14a-4(c)(3) under the Exchange Act.

If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote, including the quorum and voting requirements for the Fund and other information about the proxy materials, see the Questions and Answers section.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

REASONS FOR THIS PROXY SOLICITATION

As one of the Fund’s largest shareholders, Saba is committed to improving the Fund for the benefit of all shareholders and, to this end, has nominated a slate of highly-qualified and independent Nominees to the Board, who, Saba believes, will bring fresh ideas and perspectives to address the Fund’s deep trading discount.

We urge you to join us and support the election of the Nominees by voting on the GOLD proxy card today.

PROPOSAL: ELECTION OF TRUSTEES

According to the Fund’s 2023 Proxy Statement, the Board is divided into three classes. The members of each class are elected to serve three-year terms or until their successors have been duly elected and qualified as permitted by law with the term of office of each class ending in successive years, and according to the Fund’s 2023 Proxy Statement, there will be three Class III trustees elected by holders of Common Shares and Preferred Shares, voting together as a single class, at the Annual Meeting.

We are soliciting proxies to elect the Nominees— Ketu Desai, Paul Kazarian, and Jassen Trenkow —to serve as trustees, each with a term expiring at the 2027 annual meeting of shareholders (the “Proposal”). The Participants intend to vote all of their Common Shares in favor of the Nominees. The Nominees, if elected, would constitute a minority of the Board.

Holders of Preferred Shares are entitled, as a separate class, to elect two trustees of the Fund at all times (such trustees, the “Preferred Shares Trustees”). According to the Fund’s 2023 Proxy Statement, the Preferred Shares Trustees are Class II and Class I trustees and are up for election, one per year, in 2025 and 2026, respectively. This year there are no Preferred Shares Trustee up for election.

The Nominees, if elected, will each serve a three-year term until the 2027 annual meeting of shareholders, or until his successor has been duly elected and qualified as permitted by law. There is no assurance that any of the Fund’s nominees will serve as trustee if one or more of the Nominees are elected to the Board.

Even if all of the Nominees are elected, because the Nominees would only represent a minority of the members of the Board, there can be no assurance that they would be able to implement the actions that they believe are necessary to enhance shareholder value without the support of the other members of the Board.

The age and other information related to the Nominees shown below are as of the date of this Proxy Statement.

Nominees:

(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee or Nominee for Trustee	Other Directorships Held by Trustee or Nominee for Trustee
Ketu Desai Address c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, New York 10174 Age 41	None	N/A

Ketu Desai has served as the founding partner and Principal of i-squared Wealth Management, Inc., a private wealth investment management firm, since 2016 and Chief Investment Officer of Centerfin since 2020. Previously, he served as Investment Analyst at Lighthouse Investment Partners, LLC (“Lighthouse”), a global investment firm, from 2007 until 2016. Based out of Lighthouse’s NYC office, Mr. Desai helped manage Lighthouse’s credit funds, including the Lighthouse Credit Opportunities Fund and Lighthouse Credit Compass. At Lighthouse, Mr. Desai was also a member of the firm’s Relative Value committee, responsible for portfolio allocation decisions and risk management of fixed income, credit, event-driven, mortgage, and distressed strategies. Prior to joining Lighthouse, Mr. Desai served as a M&A Investment Banking Analyst at Credit Suisse AG.

Mr. Desai has served on the board of trustees of Saba Capital Income & Opportunities Fund (NYSE: BRW), a closed-end fund, since 2020; on the board of directors of the Saba Capital Income & Opportunities Fund II (NYSE: SABA), a closed-end fund, since 2023; and on the board of directors of ASA Gold and Precious Metals Limited (NYSE: ASA), a closed-end fund, since April 2024.

				N/A	Mr. Desai has served on the board of trustees of Saba Capital Income & Opportunities Fund (NYSE: BRW), a closed-end fund, since 2020; on the board of directors of the Saba Capital Income & Opportunities Fund II (NYSE: SABA), a closed-end fund, since 2023; and on the board of directors of ASA Gold and Precious Metals Limited (NYSE: ASA), a closed-end fund, since April 2024.

Mr. Desai earned a B.A. in Economics from Stony Brook University, and a M.S. in Economics from New York University. Mr. Desai has also received an MBA from NYU Stern in Finance, Financial Instruments and Markets, and Entrepreneurship and Innovation.

Mr. Desai’s qualifications to serve as a trustee of the Fund include his extensive leadership experience in the investment and finance industries, including risk management.

(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee or Nominee for Trustee	Other Directorships Held by Trustee or Nominee for Trustee
Paul Kazarian Address c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, New York 10174 Age 40	None	N/A

Paul Kazarian has served as Partner, Closed-End Fund Portfolio Manager at Saba Capital, an investment advisor focused on credit and equity relative value strategies, since March 2013, and is responsible for Exchange Traded products, including ETF arb and Closed-End Funds. Prior to that, Mr. Kazarian worked at RBC Capital Markets, LLC, an investment banking and management company and subsidiary of the Royal Bank of Canada (NYSE: RY), where he served as a Director in its Global Arbitrage and Trading Group, from March 2007 to March 2013. Prior to that, Mr. Kazarian served at Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking and management company, where he served as a technology analyst, from July 2006 to June 2007.

Mr. Kazarian has served on the board of trustees of Saba Capital Income & Opportunities Fund II (NYSE: SABA) (f.k.a. Templeton Global Income Fund), a closed-end fund, since May 2021; on the board of directors of Miller/Howard High Income Equity Fund (NYSE: HIE), a closed-end fund, since October 2022; on the board of directors of Destra Multi-Alternative Fund (NYSE: DMA), a closed-end fund, since October 2023; and on the board of trustees of ASA Gold and Precious Metals Limited (NYSE: ASA), a closed-end fund, since April 2024.

				N/A	Mr. Kazarian has served on the board of trustees of Saba Capital Income & Opportunities Fund II (NYSE: SABA) (f.k.a. Templeton Global Income Fund), a closed-end fund, since May 2021; on the board of directors of Miller/Howard High Income Equity Fund (NYSE: HIE), a closed-end fund, since October 2022; on the board of directors of Destra Multi-Alternative Fund (NYSE: DMA), a closed-end fund, since October 2023; and on the board of trustees of ASA Gold and Precious Metals Limited (NYSE: ASA), a closed-end fund, since April 2024.

Mr. Kazarian received his B.A. in Political Science from Bates College.

Mr. Kazarian’s qualifications to serve as a trustee of the Fund include his broad expertise in bonds, loans, equities, derivatives, ETFs and closed-end funds, all of which, in light of the nature of the Fund’s business and its structure as a closed-end fund, qualifies him to advise the Fund with respect to its investments and governance.

(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee or Nominee for Trustee	Other Directorships Held by Trustee or Nominee for Trustee
Jassen Trenkow Address c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, New York 10174 Age 47	None	N/A

Jassen Trenkow has served as the Chief Operating Officer of Allied Express Group, a corporate services company, since 2022. Prior to this role, Mr. Trenkow worked in private enterprises across the real estate, food and beverage and travel industries from 2019 to 2021, after serving as the Head of the Finance Structural Reform and Transformation Program at Barclays Services Company (“Barclays”) from 2017 to 2019. Previously, Mr. Trenkow held other positions at Barclays, including as Chief Operating Officer and Global Chief of Staff to the Chief Financial Officer from 2014 to 2017 and as the Director and Chief of Staff, Americas Finance in 2014. Prior to Barclays, Mr. Trenkow spent a decade at Goldman Sachs, serving as Executive Director and Chief Operating Officer of Goldman Sachs Asset Management Asia from 2010 to 2014, as Global Deputy Chief of Staff, Internal Audit from 2008 to 2010, as Vice President, Strategic Initiatives from 2007 to 2008, as Change Management Lead from 2006 to 2007 and as Internal Auditor from 2004 to 2005. Mr. Trenkow previously served as a Technology Project Manager at J.P. Morgan from 2001 to 2003. He has also served as a founder and managing director of DynamiCOO since 2021.

Mr. Trenkow previously served as a Sergeant in the Bundeswehr and the NATO Stabilization Force in Bosnia.

				N/A	N/A

Mr. Trenkow received a B.S. from Pace University and a M.B.A. from EMBA-Global Asia, in partnership with London Business School, Columbia Business School and The University of Hong Kong.

Mr. Trenkow’s qualifications to serve as a trustee of the Fund include his decades of experience working in the financial services industry at Barclays and Goldman Sachs and his operational efficiency gained from service as a chief of staff at both banks.

The Nominees do not currently hold, and have not at any time held, any position with the Fund. The Nominees do not oversee any portfolios in the Fund’s Fund Complex (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)).

As of the date of this Proxy Statement, the dollar range of the equity securities of the Fund beneficially owned by the Nominees and the aggregate range of equity securities in all funds to be overseen by the Nominees, are as follows:

Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Companies to be Overseen by the Nominee in a Family of Investment Companies
Ketu Desai Paul Kazarian Jassen Trenkow	None None None	None None None

None of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Fund. We believe that, if elected, the Nominees will be considered independent trustees of the Fund under (i) the pertinent listing standards of the New York Stock Exchange, and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. In addition, we believe that the Nominees are not and will not be “interested persons” of the Fund within the meaning of section 2(a)(19) of the 1940 Act.

Each of the Nominees, except for Mr. Kazarian, has entered into a nominee agreement (the “Nominee Agreement”) pursuant to which Saba Capital has agreed to advance an amount not to exceed $5,000 to cover the reimbursement of fees such Nominee may incur in connection with his nomination and to defend and indemnify such Nominee against, and with respect to, any losses that may be incurred by such Nominee in the event he becomes a party to litigation based on his nomination as a candidate for election to the Board, the solicitation of proxies in support of his election, or both. If elected or appointed, the Nominees will be entitled to such compensation from the Fund as is consistent with the Fund’s practices for services of non-employee trustees. The Nominees will not receive any compensation from Saba for their services as trustees of the Fund if elected or for any other reason.

Each of the Nominees has agreed to being nominated as a Nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected. We do not expect that any of the Nominees will be unable to stand for election, but, in the event that any of the Nominees are unable to or for good cause will not serve, the Common Shares represented by the GOLD proxy card will be voted for substitute candidate(s) selected by Saba, a right that Saba has reserved in its nomination notice. In the case of any of the foregoing, Saba will give prompt written notice to the Fund if it chooses to nominate any such additional or substitute nominee(s) and Saba will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional person that is required to be disclosed in solicitations for proxies for the election of trustees pursuant to Section 14 of the Exchange Act. If, for any reason, there are to be more than three trustee seats up for election at the Annual Meeting, Saba reserves the right to nominate additional candidates to fill such additional seats up for election. If Saba determines to add nominee(s), Saba will supplement this Proxy Statement.

Vote Required.

The election of trustees requires the affirmative vote of a majority of the outstanding Shares present in person or by proxy and entitled to vote at an annual meeting of shareholders of the Fund at which a quorum is present. Abstentions will have the same effect as votes “against” the Proposal.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

We Recommend a Vote FOR ALL of the Nominees for election at the Annual Meeting on the GOLD proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Shares at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Shareholders who sold their Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date (unless they also transfer their voting rights as of the Record Date).

How do I vote my shares?

Shares held in record name. If your Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your Shares in “street” name with a broker, bank, dealer, trust company, or other nominee, only that nominee can exercise the right to vote with respect to the Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company, or other nominee to vote FOR the Nominees. Please follow the instructions to vote provided on the enclosed GOLD voting instruction form. If your broker, bank, dealer, trust company, or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to Saba@investor-com.com or mailing them to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, FOR ALL of the Nominees named in the Proposal.

How should I vote on the Proposal?

We recommend that you vote your shares on the GOLD proxy card as follows:

“FOR ALL” of the Nominees standing for election to the Board named in this Proxy Statement.

The Participants intend to vote all of their Common Shares “FOR ALL” of the Nominees in the Proposal, except for a small percentage of Common Shares owned by certain of the Saba Entities (as defined in Annex I) that, pursuant to internal proxy voting policies, will be echo voted (i.e. meaning they will be voted in the same proportion as the votes of all other shareholders).

How many shares must be present to hold the Annual Meeting?

According to the bylaws of the Fund, the holders of a majority of the outstanding Shares entitled to vote at the Annual Meeting, which are present in person or represented by proxy constitutes a quorum. Abstentions will be treated as votes present for purposes of determining a quorum. For information on the treatment of broker non-votes, if any, in connection with the Annual Meeting, please see the Fund’s Proxy Statement.

What vote is needed to approve the Proposal?

Proposal – Election of Trustees. The election of trustees requires the affirmative vote of a majority of the outstanding Shares present in person or by proxy and entitled to vote at an annual meeting of shareholders of the Fund at which a quorum is present. Abstentions will have the same effect as votes “against” the Proposal.

THE ONLY WAY TO SUPPORT ALL OF THE NOMINEES FOR ELECTION AT THE ANNUAL MEETING IS TO SUBMIT YOUR VOTING INSTRUCTION “FOR ALL” OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE FUND, EVEN IF YOU INSTRUCT TO “ABSTAIN” YOUR VOTES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

What should I do if I receive a proxy card from the Fund?

You may receive proxy solicitation materials from the Fund, including an opposition proxy statement and a white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Fund or any other statements that it may otherwise make.

We recommend that you discard any proxy card that may be sent to you by the Fund. Voting “ABSTAIN” or “AGAINST” on its white proxy card is not the same as voting for the Nominees because a vote on the Fund’s white proxy card will revoke any previous voting instructions that you submitted on the GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by using the enclosed GOLD proxy card by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom. Shareholders may call toll free at (877) 972-0090 or collect at (203) 972-9300.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided or signing, dating and returning a white proxy card (the latest dated proxy is the only one that counts);
•	delivering a written revocation to the secretary of the Fund at 11 Greenway Plaza, Houston, Texas 77046-1173; or
•	attending the Annual Meeting and voting by ballot in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. If you attend the Annual Meeting and you beneficially own Shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker, or other nominee that holds your shares. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

IF YOU HAVE ALREADY VOTED USING THE FUND’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Fund, we request that a copy of any revocation be mailed to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person, or by advertisements. Saba will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. Saba will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. Saba will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Saba will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Saba has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not to exceed $[●] based upon the campaign services provided. In addition, Saba will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. It is anticipated that InvestorCom will employ approximately [●] persons to solicit the Fund’s shareholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates, or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by Saba. Costs of this proxy solicitation are currently estimated to be approximately $[●]. We estimate that through the date hereof, Saba’s expenses in connection with the proxy solicitation are approximately $[●]. Saba does not intend to seek reimbursement of these costs from the Fund.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual and semi-annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or periodic report addressed to those shareholders. Some banks and brokers with account holders who are shareholders of the Fund may be householding our proxy materials.

Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your requests to the Fund at [•], or by calling [•].

Because Saba has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of the Fund will not be householding our proxy materials.

Where can I find additional information concerning the Fund?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s definitive proxy statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s trustees, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning the Fund’s trustees; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and trustee nominations intended for consideration at the 2025 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. We take no responsibility for the accuracy or completeness of any information that we expect to be contained in the Fund’s definitive proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC’s website at https://www.sec.gov/edgar. The Edgar file number for the Fund is 811-07404.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed GOLD proxy card today.

Thank you for your support,

Saba Capital Management, L.P.
Saba Capital Master Fund, Ltd.
Boaz R. Weinstein
Ketu Desai
Paul Kazarian
Jassen Trenkow

[•], 2024

ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by the Participants. As of the date of this Proxy Statement, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I) 2,106,169 Common Shares in the aggregate, representing 4.40% of the outstanding Common Shares. The percentage used herein is based upon 47,890,525 Common Shares outstanding as of February 29, 2024, as disclosed in the Fund’s annual report for the fiscal year ended February 29, 2024 filed with the SEC on May 2, 2024. Of the 2,106,169 Common Shares owned in the aggregate by the Participants, such Common Shares may be deemed to be beneficially owned as follows: (a) 2,106,169 Common Shares (including 1,007 Common Shares held in record name by Saba I) may be deemed to be beneficially owned by Saba Capital by virtue of its status as the investment manager of various funds and accounts (such funds and accounts, the “Saba Entities”); and (b) 2,106,169 Common Shares (including 1,007 Common Shares held in record name by Saba I) may be deemed to be beneficially owned by Mr. Weinstein by virtue of his status as the principal of Saba Capital.

As of the date of this Proxy Statement, none of the Nominees beneficially own any Common Shares or any other securities of the Fund.

Mr. Desai, one of the Nominees, may be deemed to own >$120,000 worth of stock in funds that may be deemed affiliates of the Fund.

The principal business of Saba Capital is to serve as investment manager to the Saba Entities. The principal business of Saba I is to serve as a private investment fund. The principal business of Mr. Weinstein is investment management and serving as the principal of Saba Capital. The principal business of the Saba Entities is to invest in securities.

The business address of each member of Saba and the Saba Entities is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

The principal occupation and business address of each of the Nominees are disclosed in the section of this Proxy Statement titled “PROPOSAL: ELECTION OF TRUSTEES”.

Unless otherwise noted as shares held in record name by the Saba Entities, the Common Shares held by the Saba Entities are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Shares reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis.

Disclaimer

Except as set forth in this Proxy Statement (including the Appendices hereto), (i) within the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) that directly or indirectly controls, is controlled by or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance, or affiliated person of the Fund; (iii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Fund which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Fund or the Fund’s investment adviser within the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22); (v) no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22), director (or person nominated to become an Officer or director), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing; (vi) no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vii) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (ix) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (x) within the last five years, no Nominee has had any arrangement or understanding with any other person pursuant to which he was selected to be a nominee for election as a director to the Fund other than the Nominee Agreements described herein; (xi) no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: (a) the Fund or any of its subsidiaries; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with the investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (e) any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (xii) during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person (xiii) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (xiv) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting; (xv) there are no material pending legal proceedings to which any Nominee or any of his or her associates is a party adverse to the Fund or, to the best of Saba’s knowledge after reasonable investigation, any affiliated person of the Fund, nor does any Nominee have a material interest in such proceedings that is adverse to the Fund or, to the best of the Saba’s knowledge after reasonable investigation, any affiliated person of the Fund; (xvi) since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of directors or trustees of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of directors or trustees; and (xvii) no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons, and Item 405 with respect to beneficial ownership and required filings.

Transactions by the Participants with respect to the Fund’s securities

The following tables set forth all transactions effected during the past two years by Saba, by virtue of Saba Capital’s direct and indirect control of the Saba Entities, with respect to securities of the Fund. The Common Shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Shares:

Saba Capital, in its capacity as investment manager of the Saba Entities (including Saba I)

Date	Side	Common Shares
12/23/22	Buy	62,525	12/08/23	Buy	98,113	01/16/24	Buy	124,546
12/27/22	Buy	66,069	12/11/23	Buy	22,079	01/17/24	Buy	114,460
12/28/22	Buy	8,696	12/12/23	Buy	82,622	01/18/24	Buy	37,984
04/03/23	Sell	(900)	12/13/23	Buy	59,121	03/12/24	Buy	18,269
06/06/23	Buy	21,389	12/15/23	Buy	23,736	03/13/24	Buy	16,207
09/18/23	Buy	39,859	12/18/23	Buy	35,857	03/14/24	Buy	60,373
09/27/23	Buy	1,000	12/19/23	Buy	7,668	03/28/24	Buy	7
10/02/23	Buy	27,455	12/20/23	Buy	148,113	04/05/24	Sell	(300)
10/03/23	Buy	4,764	12/21/23	Buy	57,168	04/12/24	Buy	42,869
10/12/23	Buy	1,232	12/22/23	Buy	5,007	04/15/24	Buy	41,004
10/13/23	Buy	600	12/26/23	Buy	82,176	04/26/24	Buy	35,156
11/09/23	Buy	604,121	12/27/23	Buy	19,545	05/08/24	Buy	6,973
11/29/23	Buy	5,681	01/10/24	Buy	9,222	05/10/24	Buy	47,755
11/30/23	Buy	12,449	01/11/24	Buy	10,319	05/15/24	Buy	8,781
			01/12/24	Buy	21,384	05/15/24	Buy	15,015

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your vote “FOR ALL” of the Nominees by taking three steps:

● SIGNING the enclosed GOLD proxy card,

● DATING the enclosed GOLD proxy card, and

● MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if     mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD voting instruction form to be issued representing your shares.

By returning the GOLD proxy card, you are authorizing Saba to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “FOR ALL” of the Nominees in the Proposal.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN THE FUND’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed, dated, and returned a white proxy card to the Fund, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to the Fund by signing, dating, and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to the secretary of the Fund or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

19 Old Kings Highway S., Suite 130

Darien, CT 06820
Shareholders Call Toll-Free at: (877) 972-0090

E-mail: Saba@investor-com.com

16

PRELIMINARY COPY SUBJECT TO COMPLETION

Form of GOLD Proxy Card

INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST

Proxy Card for 2024 Annual Meeting of Shareholders (the “Annual Meeting”)

THIS PROXY SOLICITATION IS BEING MADE BY SABA CAPITAL MANAGEMENT, L.P., SABA CAPITAL MASTER FUND, LTD., Boaz R. Weinstein (COLLECTIVELY, “SABA”) AND THE INDIVIDUALS NAMED IN THE PROPOSAL

THE BOARD OF TRUSTEES (THE “BOARD”) OF INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST IS NOT SOLICITING THIS PROXY

The undersigned appoints Michael D’Angelo, Paul Kazarian, Eleazer Klein, Abraham Schwartz, Pierre Weinstein, and John Grau and each of them, attorneys and agents with full power of substitution to vote all shares of Invesco California Value Municipal Income Trust, a Delaware statutory trust and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Fund”), that the undersigned would be entitled to vote at the Annual Meeting, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority, subject to applicable law, as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

With respect to the Proposal, if this proxy is signed, dated and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” of the nominees in the Proposal (the “Nominees”). None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion to the extent allowed by Rule 14a-4(c)(3) under the Exchange Act.

INSTRUCTIONS: FILL IN VOTING BOXES “■“ IN BLACK OR BLUE INK

We recommend that you vote “FOR ALL” of the Nominees in the Proposal:

Proposal – Election at the Annual Meeting of the individuals nominated by Saba.

FOR ALL	AGAINST ALL	ABSTAIN FOR ALL*
❑	❑	❑

Nominees:	FOR	AGAINST	ABSTAIN*
Ketu Desai	❑	❑	❑
Paul Kazarian	❑	❑	❑
Jassen Trenkow	❑	❑	❑

*Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against the Proposal.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.